UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	1-12994	52-1802283
Delaware	000-50694	52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5425 Wisconsin Avenue

Suite 500

Chevy Chase, Maryland 20815

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (301) 968-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 1.01. Entry into a Material Definitive Agreement.

On September 13, 2006, The Mills Corporation (“TMC”) entered into an employment agreement with Richard J. Nadeau, who is currently employed by TMC as its Executive Vice President and Chief Financial Officer. The effective date of the employment agreement is June 1, 2006. The following summary of the employment agreement is qualified in its entirety by the copy of the employment agreement that is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Mr. Nadeau’s employment period, for purposes of the agreement, commenced on the effective date of the agreement and will continue until December 31, 2007, provided that on January 1, 2008 and on each January 1 thereafter, the employment period will automatically be extended for one year unless either party has given at least ninety (90) days prior written notice of non-renewal. Notwithstanding the foregoing, upon a “Change in Control” (as defined in the employment agreement) the employment term will be for a period ending two years after the Change in Control. The employment agreement provides for an annual base salary at the rate of $465,000, reviewable on or about April 1, 2007 and at least annually thereafter for such adjustments as may be determined to be appropriate by the Executive Compensation Committee of the Board (the “Executive Compensation Committee”), but not less than $465,000 except as part of a salary reduction program applicable to executives holding the same or similar positions.

Under the employment agreement, Mr. Nadeau is eligible to participate in TMC’s annual short-term performance incentive plan for executives as well as its long-term incentive plan, with target awards and actual bonuses under each such plan to be determined by the Executive Compensation Committee in its discretion; provided that Mr. Nadeau’s target annual performance award for 2006 must be at least $209,250. He will also be entitled to receive a one-time special performance bonus award of up to $465,000 payable on February 28, 2007 if he successfully achieves the performance objectives set forth on Schedule 1 to his employment agreement. The actual amount of the special performance bonus will be based on the evaluation of his performance against the performance objectives, which evaluation will be done jointly by TMC’s Chief Executive Officer and the Executive Compensation Committee, with significant input from the Audit Committee. In addition, if, prior to February 28, 2007, Mr. Nadeau’s employment is terminated by TMC without “Cause” or by Mr. Nadeau for “Good Reason” (as such terms are defined in the employment agreement), the special performance bonus would be payable in full to him on the day he ceases to be employed. The employment agreement also provides that Mr. Nadeau will be entitled to participate in all benefit programs, policies or plans adopted by TMC and applicable to its senior executives in the same or similar positions to that of Mr. Nadeau, including an additional annual taxable benefits allowance of $18,000 and up to $5,000 annual reimbursement for financial planning assistance.

In addition, in the event that termination of employment occurs due to death or “Disability” (as defined in the employment agreement), Mr. Nadeau or his beneficiary will be entitled to benefits under any benefit programs in which he participates, and to any long-term incentive plan awards, to the extent provided for in the programs and plans under which those benefits and awards were granted. The vesting of any stock options or other equity-based compensation awards, and all other rights under such awards, will be determined in accordance with the plans under which the awards were granted and any agreements evidencing such awards, except that, for this purpose, Mr. Nadeau will be considered to have been employed at the end of the calendar year in which termination of his employment occurred.

Except as provided below, if TMC terminates Mr. Nadeau’s employment without “Cause”, or if he voluntarily terminates his employment for “Good Reason”, upon his execution and return of a release of claims, he will be entitled to a lump sum cash payment equal to (i) two times the sum of his then-current base salary and his target annual bonus for the year in which he is terminated plus (ii) a pro rata cash payment equal to his target annual bonus for the year of termination based on service for such bonus year through the date of termination. In addition, Mr. Nadeau’s vesting and other

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rights with respect to stock options and other equity-based compensation awards will be treated in accordance with the relevant plans under which such grants were made, provided that Mr. Nadeau will be considered for such purpose to have been employed at the end of the calendar year in which the termination occurred. His entitlement to benefits under any benefit programs and his long-term incentive plan awards will be determined in accordance with the provisions of such programs and plans, provided that TMC shall provide, at its expense, continued participation for 24 months in any medical and dental insurance plans (as they may be modified) in which Mr. Nadeau or his dependents participated.

If TMC terminates Mr. Nadeau for “Cause” or if he voluntarily terminates his employment for other than “Good Reason,” his entitlement to benefits under any benefit programs and his long-term incentive plan awards will be determined in accordance with the provisions of such programs and plans, and he will forfeit all unvested equity or equity-based compensation awards.

If within 24 months of a “Change in Control” (as defined in the employment agreement) TMC or its successor terminates Mr. Nadeau’s employment for reasons other than death, “Disability” or “Cause” or Mr. Nadeau terminates his employment for “Good Reason,” Mr. Nadeau will be entitled to the same payments and benefits as if he had been terminated by TMC without “Cause” or if he voluntarily terminated his employment for “Good Reason,” as described above, except that notwithstanding provisions to the contrary in any long-term incentive plan, Mr. Nadeau shall be entitled to the payment of the full amount (without pro ration) of any unvested long-term incentive plan awards that have been made to him for any performance period that has commenced. If Mr. Nadeau voluntarily terminates his employment with TMC or its successor for any reason during the 30 day period commencing on the first anniversary of the effective date of a “Change in Control,” such termination will be considered a “Good Reason” termination.

The employment agreement also contains non-compete, non-solicitation and confidentiality covenants.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
10.1	Employment Agreement, dated September 13, 2006, by and between The Mills Corporation and Richard J. Nadeau.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ MARY ELLEN SERAVALLI
Name:	Mary Ellen Seravalli
Title:	Executive Vice President and Co-General Counsel

THE MILLS LIMITED PARTNERSHIP

By: The Mills Corporation, its general partner

By:	/s/ MARY ELLEN SERAVALLI
Name:	Mary Ellen Seravalli
Title:	Executive Vice President and Co-General Counsel

Date: September 19, 2006

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EXHIBIT INDEX

Exhibit No.
10.1	Employment Agreement, dated September 13, 2006, by and between The Mills Corporation and Richard J. Nadeau

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